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September 15, 1999                                                 Exhibit 10.60


Louisville Gas and Electric Company
820 West Broadway
Louisville, KY 40202

Attention:  Mr. J. Clay Murphy

Gentlemen:

     Reference is made to the Transportation Agreement (Agreement) dated March 1, 1995, as amended, between Texas Gas Transmission Corporation (Texas
Gas) and Louisville Gas and Electric Company (LG&E) providing for the transportation of natural gas by Texas Gas for LG&E.

     Accordingly, Texas Gas and LG&E hereby desire to amend the Agreement between them as follows:

     A. ARTICLE V, TERM OF AGREEMENT, Section 5.2, for the two-year Agreement with an original primary term through October 31, 1995, shall be deleted in its entirety and replaced with the following Section 5.2:

          5.2 In the event that any applicable state law, order, or regulation requires Customer, or permits Customer and Customer so elects, to unbundle its services at the retail level prior to October 31, 2005, and such unbundling results in Customer holding Daily Contract Demand and Seasonal Quantity Entitlements that Customer determines would be in excess of the levels required to enable Customer to provide service after unbundling, then Texas Gas and Customer agree to renegotiate this Agreement in good faith to devise terms and conditions that are mutually acceptable to both parties. Customer shall initiate such renegotiation as soon as practicable after it becomes aware that retail unbundling will have a definite effect on this Agreement. Customer shall also attempt to minimize the extent to which capacity subject to this Agreement becomes surplus to Customer's requirements by directly assigning any surplus capacity at prevailing contractual rates to any replacement shipper.

               If Texas Gas and Customer are unable to successfully renegotiate this Agreement, and Customer pursues the assignment of surplus capacity described above, but nonetheless all or part of the capacity reflected in this Agreement becomes unneeded, then Customer shall have the option to elect to reduce its Daily Contract Demand and related Seasonal Quantity Entitlements by an amount determined by Customer to be equal to the capacity which has or will become unneeded pursuant to any such unbundling of services. If Customer exercises such reduction option, Customer agrees to provide Texas Gas with written notice of its election to reduce its Daily Contract Demand and Seasonal Quantity Entitlements. Such notice shall include a waiver of any right of first refusal, if any, applicable to the Daily Contract Demand which Customer elects to reduce. Such reduction shall become effective one (1) year from the first day of the first month following the receipt of Customer's written notice of its election to reduce. Nothing herein shall prevent Customer from exercising such reduction right more than once during the remaining term of this Agreement.

     This amendment shall become effective November 1, 2000, and shall remain in force for a term to coincide with the term of the Agreement.

     The operation of the provisions of this amendment shall be subject to all applicable governmental statutes and all applicable and lawful orders, rules, and regulations.

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     Except as herein amended, the Agreement between the parties hereto shall remain in full force and effect.

     If the foregoing is in accordance with your understanding of our Agreement, please execute both copies and return to us. We will, in turn, execute them and return one copy for your records.

                                            Very truly yours,


LOUISVILLE GAS AND ELECTRIC COMPANY         TEXAS GAS TRANSMISSION CORPORATION


By:   /s/ Rebecca L. Farrar                 By:  /s/ Kim R Cocker
      --------------------------                 ---------------------

Title Vice President-Gas Service            ATTEST: /s/ Sherry L. Rice
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         Business                                        Asst. Sec.
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AGREED TO AND ACCEPTED this 21st day of September, 1999